EXHIBIT 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Ridgewood Energy V Fund, LLC (the “Fund”) on Form 10-Q for the period ended June 30, 2008 as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: July 30, 2008			RIDGEWOOD ENERGY V FUND, LLC

	By:	/s/	ROBERT E. SWANSON

	Name:		Robert E. Swanson
	Title:		President and Chief Executive Officer (Principal Executive Officer)

Dated: July 30, 2008
	By:	/s/	KATHLEEN P. MCSHERRY

	Name:		Kathleen P. McSherry
	Title:		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to Ridgewood Energy V Fund, LLC and will be retained by Ridgewood Energy V Fund, LLC and furnished to the Securities and Exchange Commission or its staff upon request.